EXHIBIT 10.2


DISPUTES RELATING TO THIS AGREEMENT ARE REQUIRED TO BE SETTLED PURSUANT TO CERTAIN DISPUTE RESOLUTION PROCEDURES AS PROVIDED IN ARTICLE 7 AND APPENDIX A OF THIS AGREEMENT.


                             EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is entered into between Thomas E. McCann ("Employee"), and Tristar USA, Inc., a Delaware corporation ("Company"), whose principal executive offices are located in New York, New York, on the 10 day of November, 1999.

      WHEREAS, Company desires to employ Employee, and Employee desires to be employed by Company, on terms hereinafter set forth;

      NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                    DUTIES

      1.1 EMPLOYMENT. During the term of this Agreement, Company agrees to employ Employee as Executive Vice President Sales, Fragrance Impressions Limited Division, and Employee accepts such employment, on the terms and conditions set forth in this Agreement.

      1.2 EXTENT OF SERVICE. During the term of this Agreement, Employee shall devote substantially all of his business time, energy and skill to the affairs of Company and its affiliated companies, and Employee shall not be engaged in any other business or consulting activities pursued for gain, profit or other pecuniary advantage. The foregoing shall not prevent Employee from engaging in business or consulting activities or from making monetary investments in businesses, provided that such business and consulting activities and such investments do not substantially interfere with Employee's duties hereunder.

      1.3 DUTIES. Employee shall be responsible for managing the sales and marketing for Company and his duties shall include such duties relating to sales and marketing as may be prescribed from time to time by Employee's supervisors or the Board of Directors of Company (the "Board"). Employee shall also perform, without additional compensation, similar duties for Company's affiliated companies. Employee shall also serve, without additional compensation, as a member of the Executive Committee of the management of Tristar Corporation, a Delaware corporation and the parent of Company ("Tristar"), during the term of this Agreement. Such committee is not a committee of the Board of Directors of Tristar. Employee's supervisors shall be the President and Chief Executive Officer of Tristar and the Vice President of Marketing for Tristar, and Employee shall coordinate all marketing for Company with the Vice President of Marketing for Tristar.

      1.4 ACCESS TO AND USE OF PROPRIETARY INFORMATION. Employee recognizes that, to assist Employee in the performance of his duties hereunder, Employee will be provided access to and limited use of proprietary and confidential information of Company, Tristar and their affiliates. Employee further recognizes that, as a part of his employment with Company, Employee will benefit from, and Employee's qualifications will be enhanced by, additional training, education and experience which will be provided to Employee by Company directly and/or as a result of work projects assigned by Company in which proprietary and confidential information of Company and Tristar is utilized by Employee.

      1.5 PRINCIPAL OFFICE. During the term of this Agreement, Employee's principal office with Company shall be within a 25 mile radius of Bridgeport, Connecticut or New York, New York.

                                   ARTICLE 2
                              TERM OF EMPLOYMENT

      The term of this Agreement (the "Term") shall commence on the date hereof and continue until the earlier of (i) six-months after either party gives written notice of termination, provided such termination may not be effective until November 30, 2001, and (ii) termination pursuant to Article 4 hereof.

                                   ARTICLE 3
                                 COMPENSATION

      3.1 MONTHLY BASE SALARY. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from Company a monthly base salary (before standard deductions) equal to $18,750, subject to periodic review and upward adjustment by the Board in its sole discretion (downward adjustment shall not be permitted) (the "Salary"). Employee's monthly base salary shall be payable at regular intervals (at least semi-monthly) in accordance with the prevailing practice and policy of Company.

      3.2 MANAGEMENT BONUS OBJECTIVES. Employee is eligible to receive a Management Bonus as following: for the period from the date hereof to the end of Company's fiscal year in 2000 and thereafter for each fiscal year of Company during the Term (each a "Bonus Period"), Employee and the Board shall mutually agree upon objectives ("Management Objectives") relating to Company management and operations that Employee should achieve during such Bonus Period; provided that if the Board and Employee are unable to agree on the Management Objectives, the Management Objectives shall be determined by the Board in good faith. Each Management Objective will be assigned a percentage, with the aggregate percentage of the Management Objectives for each Bonus Period equal to 100%. To the extent Employee achieves a particular Management Objective in a Bonus Period, as determined by the Board, Employee will be credited with that portion of the percentage assigned to such management Objective. The percentages credited to Employee for the particular Bonus Period will be aggregated and the aggregate percentage will be multiplied by the maximum Management Bonus available for such Bonus Period. The maximum Management Bonus available for the Bonus Period from the date hereof to the end of the Company's fiscal year in 2000, will be $53,625.00 and the maximum Management Bonus for each Bonus Period thereafter will be 30% of the Salary earned during such Bonus Period prior to the termination of this Agreement.

      3.3 SALES INCENTIVE BONUS. As of January 1, 2001, the Net Sales of Company shall be determined for the preceding 12-month period. To the extent Net Sales for such 12-month period (the "2000 Net Sales") exceed $12,000,000, employee shall be paid a cash bonus of 2% of the Net Sales that exceed $12,000,000. Again on January 1, 2002, the Net Sales of Company shall be determined for the preceding 12-month period. To the extent Net Sales for such 12-month period exceed the greater of $12,000,000 and the 2000 Net Sales, Employee shall be paid a cash bonus of 2% of the Net Sales that exceed such greater amount. The bonus, if any, to which Employee is entitled pursuant to this subsection, shall be in addition to the Management Bonus referenced above in SECTION 3.2, and shall be paid on or before 90-days after the end of the applicable 12-month period. For purposes of this SECTION 3.3, "NET SALES" shall mean Gross Sales less returns and allowances, and "GROSS SALES" means the total gross revenues earned by the Company by selling product during the applicable 12-month period, as determined in accordance with generally accepted accounting principles and historical accounting practices of Fragrance Impressions Limited, a Connecticut corporation ("FIL"), consistently applied with periods prior to the date hereof, which shall include all sales by Tristar Corporation, a Delaware corporation and the parent of Company ("Tristar") or an affiliate of Tristar to existing customers of existing SKUs of FIL and any new customers in the chain drug, mass merchants, supermarket chains and speciality chain markets with respect to existing or new SKUs of FIL.

      3.4 BENEFITS. Employee shall, in addition to the compensation provided for herein, be entitled to the following additional benefits:

            (a) MEDICAL, HEALTH AND DISABILITY BENEFITS. Employee shall be entitled to receive all medical, health and disability benefits that may, from time to time, be provided to senior management personnel of Tristar, as a group.

            (b) OTHER BENEFITS. Employee shall also be entitled to receive any other benefits that may, from time to time, be provided by Company to all employees of Company as a group.

            (c) VACATION. Employee shall be entitled to an annual vacation as determined in accordance with the prevailing practice and policy of Company.

            (d) HOLIDAYS. Employee shall be entitled to holidays in accordance with the prevailing practice and policy of Company.

            (e) REIMBURSEMENT OF EXPENSES. Company shall reimburse Employee for all expenses reasonably incurred by Employee in conjunction with the rendering of services at Company's request, provided that such expenses are incurred in accordance with the prevailing practice and policy of Company and are properly deductible by Company for federal income tax purposes. As a condition to such reimbursement, Employee shall submit an itemized accounting of such expenses in reasonable detail, including receipts where required under federal income tax laws.

            (f) CAR ALLOWANCE. Employee shall be entitled to receive a car allowance of $500 per month, PRO RATED for any partial month.

                                   ARTICLE 4
                                  TERMINATION

      4.1 TERMINATION WITH NOTICE. This Agreement may be terminated by Company at any time, without Cause (hereinafter defined), immediately upon written notice thereof given by Company to Employee. In the event of termination effected by Company pursuant to this SECTION 4.1, Company shall pay Employee his then current monthly base salary (subject to standard deductions) from the effective date of such termination through the end of the Term either, at the Company's election, (i) in a lump sum payment on or before 30 days after such termination is effective or (ii) at regular intervals (at least semi-monthly) in accordance with the prevailing practice and policy of Company (the "Severance"). Additionally, upon such termination Company shall continue to provide the medical and health benefits set forth in SECTION 3.4(A) until the expiration of the Term. Upon termination pursuant to this SECTION 4.1, other than payment of the Severance and the provision of medical and health benefits set forth above, Company shall have no further obligations to Employee hereunder.

      4.2 TERMINATION FOR CAUSE. This Agreement may be terminated by Company for Cause upon written notice thereof given by Company to Employee. In the event of termination pursuant to this SECTION 4.2, Company shall pay Employee his monthly base salary (subject to standard deductions) earned PRO RATA to the date of such termination and Company shall have no further obligations to Employee hereunder. The term "Cause" shall include, without limitation, the following, as determined by the Board in its sole judgment: (i) Employee wilfully breaches any of the material terms of this Agreement; (ii) Employee is convicted of a felony; (iii) Employee fails, after at least one warning, to perform reasonable duties assigned under this Agreement (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is demonstrably and materially injurious to Company; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records; (vii) Employee engages in acts of gross carelessness or willful negligence that endanger life or property on Company premises; (viii) Employee uses, distributes or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; (ix) Employee possesses or stores hand guns on Company premises; (x) Employee commits any act of sexual harassment with respect to any other employee of Company; or (xi) Employee intentionally violates state, federal or local laws and regulations.

      4.3 TERMINATION UPON DEATH OR DISABILITY. In the event that Employee dies, this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes unable to perform the essential functions of his duties hereunder, with or without reasonable accommodation, on account of illness, disability or other reason whatsoever for a period of more than 180 consecutive or nonconsecutive days in any 12-month period, Company may, upon notice to Employee, terminate this Agreement. In the event of termination pursuant to this SECTION 4.3, Employee (or his legal representatives) shall be entitled only to his monthly base salary earned PRO RATA for services actually rendered prior to the date of such termination; PROVIDED, HOWEVER, Employee shall not be entitled to his monthly base salary for any period with respect to which Employee has received short-term or long-term disability benefits under employee benefit plans maintained from time to time by Company.

                                   ARTICLE 5
                PROPRIETARY PROPERTY; CONFIDENTIAL INFORMATION

      5.1 CONFIDENTIAL INFORMATION. During the course of performing his services pursuant to this Agreement, Employee acknowledges that he will have access to trade secrets, proprietary information and other information concerning Tristar Corporation and its products and business which Tristar Corporation maintains confidential and is not generally available to the public ("Confidential Information"). Without the prior written consent of Tristar Corporation, Employee will not, at any time during or following the term of this Agreement, disclose to any third person, or use for the benefit of Employee or any third person, any Confidential Information acquired by Employee from Tristar Corporation during the term of this Agreement. The foregoing restrictions will not apply to any information which (a) becomes available to the public generally (otherwise than by reason of Employee's breach of the provisions of this Section), (b) can be shown by written records to have been known by Employee prior to the date of this Agreement, or (c) is lawfully acquired by Employee from another person. In the event Confidential Information is required to be disclosed by Employee under court or governmental order, rule or regulation, Employee shall immediately provide Tristar Corporation with notice thereof at the address provided for Company below and shall give full and complete cooperation to Tristar Corporation in its efforts to object to, and to obtain protection of any Confidential Information that is the subject of, such required disclosure. Upon termination of this Agreement, regardless of how such termination may be brought about, Employee agrees to deliver to Tristar Corporation or to destroy, at the option of Tristar Corporation, all Confidential Information in the possession or control of Employee.

      5.2 PUBLICITY. During the term of this Agreement and for a period of ten years thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to Tristar Corporation, without the prior written approval of Company.

      5.3 EQUITABLE RELIEF. In the event of a breach or a threatened breach by Employee of any of the provisions contained in this ARTICLE 5, Employee acknowledges that Tristar Corporation will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, Tristar Corporation shall be entitled, without the necessity of posting a bond, to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that Tristar Corporation may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

      5.4 TRISTAR CORPORATION DEFINED. When used in this ARTICLE 5 and in
ARTICLE 6, "Tristar Corporation" includes Company, Tristar, and all affiliates and subsidiaries of Tristar.

                                   ARTICLE 6
                             RESTRICTIVE COVENANTS

      6.1 NON-COMPETITION. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of Tristar Corporation, as well as training, education and experience provided to Employee by Tristar Corporation directly and/or as a result of work projects assigned by Tristar Corporation with respect thereto, Employee hereby covenants and agrees that during the term of this Agreement and for a period of 3 years following termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in any of Tristar Corporation's geographical or commercial markets in the business of developing, manufacturing, marketing and distributing designer alternative fragrances, body sprays or cosmetic pencils; PROVIDED, HOWEVER, the foregoing shall not, in any event, prohibit Employee from purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of Tristar Corporation, so long as Employee does not participate in any way in the management, operation or control of such entity. It is further recognized and agreed that, even though an activity may not be restricted under the foregoing provision, Employee shall not during the term of this Agreement and for a period of 12 months following termination of this Agreement, regardless of how such termination may be brought about, provide any services to any person or entity which may be used against, or in conflict with the interests of, Tristar Corporation or its customers or clients.

      6.2 JUDICIAL REFORMATION. Employee acknowledges that, given the nature of Tristar Corporation's business, the covenants contained in SECTION 6.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of Tristar Corporation's business and to protect its legitimate business interests. If, however, SECTION 6.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

      6.3 CUSTOMER LISTS; NON-SOLICITATION. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of Tristar Corporation, as well as training, education and experience provided to Employee by Tristar Corporation directly and/or as a result of work projects assigned by Tristar Corporation with respect thereto, Employee hereby further covenants and agrees that for a period of 5 years following the termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly,
(a) use or make known to any person or entity the names or addresses of any clients or customers of Tristar Corporation or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of Tristar Corporation on whom Employee called or with whom he became acquainted during his employment with Company, nor (c) recruit, hire or attempt to recruit or hire any employees of Tristar Corporation.

      6.4 EQUITABLE RELIEF. In the event of a breach or a threatened breach by Employee of any of the provisions contained in this ARTICLE 6, Employee acknowledges that Tristar Corporation will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, Tristar Corporation shall be entitled, without the necessity of posting a bond, to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that Tristar Corporation may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                                   ARTICLE 7
                                  ARBITRATION

      Except for the provisions of ARTICLES 5 and 6 of this Agreement dealing with proprietary property, confidential information and restrictive covenants, with respect to which Company expressly reserves the right to petition a court directly for injunctive and other relief, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to Employee's employment or the terms and conditions of this Agreement, including the implementation, applicability or interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth in APPENDIX A attached hereto and made a part hereof.

                                  ARTICLE 8
                                 MISCELLANEOUS

      8.1 SURVIVAL OF PROVISIONS. The covenants and provisions of ARTICLES 5, 6 and 7 hereof shall survive any termination of this Agreement and continue for the periods indicated, regardless of how such termination may be brought about.

      8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by an overnight delivery service with tracking procedures or by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice: If to Employee, at the address set forth below his name on the signature page hereof; and if to Company, at 12500 San Pedro Avenue, Suite 500, San Antonio, Texas 78216, Attention:
Chief Financial Officer.

      8.3 NO RIGHTS IN CONTRACTS. Employee acknowledges and agrees that he or she shall not have any rights in or to any contracts entered into with clients or customers of Company in connection with services provided by Employee hereunder (including those in which Employee may be specifically named with Company), unless otherwise agreed to in writing by Company.

      8.4 ASSIGNMENT. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company; provided that Company may only assign this Agreement to an affiliate or subsidiary of Tristar. Employee's rights under this Agreement are not assignable and any attempted assignment thereof shall be null and void.

      8.5 GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be subject to and governed by the laws of the State of Connecticut without regard to conflict of law principles. Subject to the provisions of ARTICLE 7 hereof, the parties agree to submit to the jurisdiction of the federal and state courts of the State of Connecticut and the State of New York with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations among the parties arising under this Agreement. Subject to the provisions of ARTICLE 7 hereof, non-exclusive venue for any action permitted hereunder shall be proper in Bridgeport, Fairfield County, Connecticut and New York, New York County, New York, and the parties hereby consent to the jurisdiction of Connecticut and New York courts and to such venues.

      8.6 GUARANTEE. Tristar hereby guarantees the payment obligations of Company hereunder.

      8.7 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties and supersedes all other agreements between the parties which may relate to the subject matter contained in this Agreement. This Agreement may not be amended or modified except by an agreement in writing which refers to this Agreement and is signed by both parties.

      8.8 HEADINGS. The headings of sections and subsections of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision of this Agreement or of the Agreement itself.

      8.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      8.10 WAIVER. The waiver by any party of a breach of any provision hereof shall not be deemed to constitute the waiver of any prior or subsequent breach of the same provision or any other provisions hereof. Further, the failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement unless such party expressly waives such provision pursuant to a written instrument which refers to this Agreement and is signed by such party.

      8.11 REVIEW OF COUNSEL. Each party acknowledges that it and its counsel have received, reviewed and been involved in the drafting of this Agreement and that normal rules of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply.



                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



                                    TRISTAR USA, INC.



                                    By: _____________________________________
                                          Robert M. Viola
                                          Executive Vice President


                                    EMPLOYEE:


                                    _________________________________________
                                                Thomas E.  McCann

                                    Address:    43 Bradley Road
                                                Weston, Connecticut 06883


The undersigned joins for the sole purpose of agreeing to the provisions of
SECTION 8.6 hereof.


                                    TRISTAR CORPORATION



                                    By: ____________________________________
                                          Robert M. Viola
                                          Executive Vice President

                                  APPENDIX A

                         DISPUTE RESOLUTION PROCEDURES

     Re: Employment Agreement dated November 10, 1999 (including any amendments, the "Agreement"), between Tristar USA, Inc., a Delaware corporation ("Company"), and Thomas E. McCann ("Employee"). Unless otherwise defined in this APPENDIX A, terms defined in the Agreement and used herein shall have the meanings set forth therein.

     A. NEGOTIATIONS. If any claim, dispute or controversy described in ARTICLE 7 of the Agreement (collectively, the "Dispute") arises, either party may, by written notice to the party, have the Dispute referred to the persons designated below for attempted resolution by good faith negotiations within 45 days after such written notice is received. Such designated persons are as follows:

         1. COMPANY. The Chairman of the Board and Chief Executive Officer or his designee; and

         2. EMPLOYEE. Employee or his designee.

Any settlement reached by the parties under this PARAGRAPH A shall not be binding until reduced to writing and signed by both parties. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the above-designated persons are unable to resolve such dispute within such 45-day period, either party may invoke the provisions of PARAGRAPH B below.

     B. ARBITRATION. All Disputes shall be settled by negotiation among the parties as described in PARAGRAPH A above or, if such negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in PARAGRAPHS C and D below.

     C. NOTICE. Notice of demand for binding arbitration by one party shall be given in writing to the other party pursuant to the Agreement. In no event may a notice of demand of any kind be filed more than one (1) year after the date the Dispute is first asserted in writing to the other party pursuant to PARAGRAPH A above, and if such demand is not timely filed, the Dispute referenced in the notice given pursuant to PARAGRAPH A above shall be deemed released, waived, barred and unenforceable for all time, and barred as if by statute of limitations.

     D. BINDING ARBITRATION. Upon filing of a notice of demand for binding arbitration by either party, arbitration shall be commenced and conducted as follows:

         1. ARBITRATORS. All Disputes and related matters in question shall be referred to and decided and settled by a panel of three arbitrators, one selected by Company, one selected by Employee and the third selected by the two arbitrators so selected. Selection of the arbitrators to be selected Company and Employee shall be made within ten (10) business days after the date of giving of a notice of demand for arbitration, and the two arbitrators so appointed shall appoint the third within 10 business days following their appointment. No person who has a bias, or financial or personal interest in the result of the arbitration or any past or present relationship with the parties or their representatives shall serve as arbitrator

         2. COST OF ARBITRATION. The cost of arbitration proceedings, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the parties equally or otherwise as the arbitrators may determine. The arbitrators may award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse in the discovery process.

         3. LOCATION OF PROCEEDINGS. The arbitration proceedings shall be held in the city and state where Employee's principal office with Company is located at such time or, if Employee is not employed by Company at the time of such arbitration proceedings, in the city and state where Company's principal office with Company was located immediately prior to the termination of Employee's employment with Company, unless the parties agree otherwise.

         4. PRE-HEARING DISCOVERY. The parties shall have the right to conduct and enforce pre- hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:

              (a) Each party may serve no more than one set of interrogatories limited to 30 questions, including sub-parts;

              (b) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of no more than 24 hours of deposition time of the other party's witnesses), provided however, that the arbitrators may provide for additional depositions upon showing of good cause; and

              (c) Document discovery and other discovery shall be under the control of and enforceable by the arbitrators.

         5. DISCOVERY DISPUTES. All discovery disputes shall be decided by the arbitrators. The arbitrators are empowered;

              (a) to issue subpoenas to compel pre-hearing document or deposition discovery;

              (b) to enforce the discovery rights and obligations of the parties; and

              (c) to otherwise to control the scheduling and conduct of the proceedings.

Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

         6. PRE-HEARING CONFERENCE. Within fifteen (15) days after selection of the third arbitrator, or as soon thereafter as is mutually convenient to the arbitrators, the arbitrators shall hold a pre- hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs and for the hearing, and to decide procedural matters and address all other questions that may be presented.

         7. HEARING PROCEDURES. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

              (a) Documents shall be self-authenticating, subject to valid objection by the opposing party;

              (b) Expert reports, witness biographies, depositions and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

              (c) Charts, graphs and summaries shall be utilized to present voluminous data, provided (i) that the underlying data is made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph or summary is available for explanation and live cross-examination in person;

              (d) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

              (e) The arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

         8. GOVERNING LAW. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. ss. 1, ET SEQ.)

         9. CONSOLIDATION. No arbitration shall include, by consolidation, joinder or in any other manner, any additional person not a party to the Agreement, except by written consent of both parties containing a specific reference to these provisions.

         10. AWARD. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitations, injunctive relief), but are not empowered to award exemplary, special or punitive damages. The award rendered by the arbitrators

(a) shall be final, (b) shall not constitute a basis for collateral estoppel as to any issue and (c) shall not be subject to vacation or modification.

         11. CONFIDENTIALITY. The parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrators agree to keep the substance of any proceedings hereunder in confidence.

                                   EXHIBIT A


                           LONG-TERM INCENTIVE PLAN

                            STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT (this "Agreement") dated as of the Grant Date (the "Grant Date") set forth on Schedule I hereto, between TRISTAR CORPORATION, a Delaware corporation (the "Company"), and the employee of the Company or of a subsidiary of the Company identified on Schedule I hereto (the "Employee").

     On the Grant Date the Company granted to the Employee the option or options hereinafter described pursuant to, and subject to and upon the terms and conditions set forth in, the Tristar Corporation Long-Term Incentive Plan, as amended from time to time (the "Plan"), and promptly thereafter notified the Employee of the grant of such option or options.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1.  GRANT OF OPTION.

         (a) On the Grant Date, the Company irrevocably granted to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option to purchase all or any part of the aggregate number of shares of its Common Stock, par value $.01 per share (the "Common Stock"), set forth on Schedule I hereto, on the terms and conditions herein set forth.

         (b) To the extent set forth in Schedule I hereto, the right and option to purchase shares of Common Stock are intended to be an incentive stock option (an "ISO") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent such right and option to purchase shares of Common Stock as set forth on Schedule I hereto is not identified as being intended to be an ISO, such right and option will be considered a non-statutory option. In addition, to the extent that a right and option to purchase shares of Common Stock intended to be an ISO does not qualify as an ISO, such right and option, to the extent that it does not so qualify, shall be converted to a non-statutory option.

         (c) The ISOs and non-statutory stock options granted to the Employee hereunder are each referred to as an "Option" and collectively referred to as the "Options".


                                  Exhibit A-1

     2.  TERMS.

         (a) EXERCISE PRICE. The exercise price per share for the shares of Common Stock subject to an Option granted hereunder shall be the per share amount set forth in Schedule I hereto for such Option (the "Exercise Price"). With respect to any Option that is intended to be an ISO, the Exercise Price shall not be less than the fair market value per share (determined as of the date the Option is granted) of the Common Stock on such date.

         (b) VESTING. Subject to the provisions of Section 4 of this Agreement and the provisions of the Plan, the Option or Options granted hereunder shall become exercisable as to the portions of the aggregate number of shares covered by such Option as set forth on Schedule I hereto on and after each of the related dates during the term of such Option set forth on
     Schedule I hereto.

         (c) TERM AND CONDITIONS OF EXERCISE. An Option granted hereunder shall be exercisable in whole at any time or in part from time to time during the term of such Option as to all or any of the shares then purchasable under such Option, but not as to less than the minimum number of shares stated on
     Schedule I hereto with respect to such Option (or the shares then purchasable under the Option if less than such minimum) at any one time; provided that if there is a Tandem SAR (as defined in the Plan) outstanding which relates to any of the shares purchasable under such Option, then the number of shares so purchasable shall be reduced by the number of shares in respect of which the Tandem SAR has been exercised.

         The term of the Option or Options subject hereto shall be for the number of years from the Grant Date set forth on Schedule I hereto with respect to such Option or such shorter period of time as is described in
     Section 4. In no event shall the term of the Option exceed ten years from the Grant Date.

         Except as provided in Section 4, an Option granted hereunder shall not be exercisable unless the Employee shall, at the time of exercise, be an employee of the Company or of a subsidiary of the Company. The holder of such Option shall have none of the rights of a shareholder with respect to the shares subject to such Option until such shares are transferred to the holder upon the exercise of such Option.

     3. RESTRICTIONS ON TRANSFER. An Option granted hereunder shall not be assignable or transferrable by the Employee except by will or by the laws of descent and distribution, and subject to Section 4(a), such Option is exercisable, during the Employee's lifetime, only by the Employee. The designation of a beneficiary by the Employee shall not constitute a transfer. More particularly (but without limiting the generality of the foregoing), such Option may not be assigned, transferred (except as aforesaid), pledged or encumbered in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of such Option contrary to the


                                   Exhibit A-2
provisions hereof, or the levy of any attachment or similar process upon such Option, such Option shall be null and void and of no further effect.

     4. STATUS OF OPTION UPON CERTAIN EVENTS. If the Employee's employment shall terminate prior to the complete exercise of an Option granted hereunder, then such Option shall thereafter be exercisable solely to the extent provided in paragraphs (a) through (c) of this Section 4; provided, however, that (i) such Option may not be exercised after the scheduled expiration date and (ii) if the Employee's employment terminates for any reason other than as contemplated by paragraphs (a) through (c) of this Section 4, the Option shall remain exercisable for a period of 30 days following such termination (but in no event shall such period extend beyond the scheduled expiration of such Option) at which time such Option shall immediately terminate and be forfeited, but only for the number of shares for which such Option shall have vested as provided on
Schedule I hereto as of the date of such termination.

         (a) DEATH OR DISABILITY OR RETIREMENT. If the Employee shall die, be subject to Disability (as defined in Section 22(e)(3) of the Code) while employed by the Company or a subsidiary or retire (as such term is used in any of the Company's pension plans), an Option granted hereunder (unless previously terminated pursuant to paragraphs (b) or (c) below) may be exercised as follows: (i) in the case of death, in full for the aggregate number of shares covered thereby by the legatee or legatees of such Option under the Employee's last will, or by the personal representatives or distributees of the Employee, at any time within a period of one year after the Employee's death, but in no event after the expiration of such Option set forth in Section 2(c); (ii) in the case of Disability while employed by the Company or a subsidiary, in full for the aggregate number of shares covered thereby by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself or herself, at any time within a period of one year after the Employee ceases to be an employee of the Company or one of its subsidiaries, but in no event after the expiration of such Option set forth in Section 2(c) herein; and (iii) in the case of retirement, for (a) the number of shares for which such Option shall have vested as provided on Schedule I hereto as of the date of such retirement, and (b) so long as the Employee does not become employed by a "competitor" of the Company subsequent to such retirement, such additional number of shares which shall thereafter become vested subsequent to the date of such retirement pursuant to the Vesting Schedule set forth on Schedule I hereto; by the Employee or by the personal representatives of the Employee if the Employee is unable to act for himself or herself, at any time within a period of five years after the date of such retirement, but in no event after the expiration of the Option set forth in Section 2(c) herein. A determination as to whether the Employee has become employed by a "competitor," and the definition of "competitor," shall be made by the Compensation Committee of the Company (the "Committee"), in its sole discretion. If an ISO is exercised more than three months after the Employee's retirement and the Employee has not died or incurred a Disability, such Option will be converted to a non-statutory option.

         (b) TERMINATION WITH CAUSE. If the Employee's employment with the Company or a subsidiary shall be terminated by the Company or such subsidiary for "cause" (as


                                   Exhibit A-3
     defined below) prior to the exercise of any part of the Option or Options granted hereunder, then such Option or Options held by the Employee shall immediately terminate and be forfeited unless the Committee, in its sole discretion, shall otherwise determine. For purposes hereof, the term "cause" shall have the meaning assigned thereto in that certain Employment Agreement, dated of even date herewith, between the Employee and Tristar USA, Inc., a Delaware corporation and a subsidiary of the Company.

         (c) CHANGE IN EMPLOYMENT. The Option or Options granted hereunder shall not be affected by any change of employment (or by any temporary leave of absence approved by the Committee or by the Board itself), so long as the Employee continues to be in the employ of the Company or of a subsidiary of the Company.

     5. ADJUSTMENTS. If all or any portion of an Option granted hereunder is exercised subsequent to any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the closing market price (as determined by the Committee) of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee may make such appropriate adjustments in the purchase price paid upon exercise of such Option and the aggregate number and class of shares or other securities or property issuable upon any such exercise as the Committee shall, in its sole discretion, determine. In any such event, no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; further, the minimum number of full shares which may be purchased upon any such exercise shall be the minimum number specified on Schedule I hereto adjusted proportionately.

     6. PAYMENT; METHOD OF EXERCISE. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made (i) in any combination of cash or whole shares of Common Stock already owned by the Employee or (ii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the Employee as a result of the exercise of such Option ("cashless exercise"). Subject to the terms and conditions of this Agreement, such Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (a) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (b) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to Section 4 by any person or persons other than the Employee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. If the Option being exercised is an ISO and non-statutory options have also been granted to the Employee hereunder, such notice shall also identify whether the Option being exercised is an ISO and, if so, the number of shares of Common Stock to be purchased pursuant to such exercise. Such notice shall either (i) elect cashless exercise or be accompanied by payment of the full purchase price


                                   Exhibit A-4
of such shares, in which event the Company shall issue and deliver a certificate or certificates representing such shares as soon as practicable after the notice is received, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such shares at the Company's principal office, against delivery of a certificate or certificates representing such shares. Cash payments of such purchase price shall, in case of clause (i) or (ii) above, be made by cash or check payable to the order of the Company. Common Stock payments (valued at the closing market price on the date of exercise, as determined by the Committee), shall be made by delivery of stock certificates in negotiable form. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. Shares of Common Stock withheld pursuant to a cashless exercise election shall be valued at the closing market price on the date of exercise, as determined by the Committee. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option granted hereunder, a replacement certificate shall be delivered by the Company representing the number of shares delivered but not so used, and an additional certificate shall be delivered representing the additional shares to which the holder of such Option is entitled as a result of the exercise of such Option. The certificate or certificates for the shares as to which such Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising such Option. All shares issued as provided herein will be fully paid and nonassessable.

     7. ADMINISTRATION. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.

     8. TAXES. The Company shall have the right to deduct or withhold, or require the person exercising an Option to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including such person's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Option.

     9. RESERVES, ETC. Shares of Common Stock delivered upon the exercise of an Option granted hereunder shall, in the discretion of the Board of Directors of the Company or the Committee, be either shares of Common Stock heretofore or hereafter authorized and then unissued, or previously issued shares of Common Stock heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Company shall be under no obligation to reserve or to retain in its treasury any particular number of shares of Common Stock at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those covered by an Option granted hereunder.

     10. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company or any subsidiary of the Company or shall interfere with or restrict in any way the rights of the Company or any subsidiary of the Company, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.


                                   Exhibit A-5

     11. GENERAL RESTRICTIONS.

         (a) An Option granted hereunder shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the recipient of such Option granted pursuant to this Agreement with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Option or the issuance, purchase or delivery of shares of Common Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (b) The Employee hereby (i) represents and warrants that any shares of Common Stock issued, transferred or delivered to, or acquired by, the Employee pursuant to this Agreement shall be acquired solely for the Employee's own account for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933 (the "Securities Act") or the applicable securities laws of any state, (ii) agrees that he or she will not distribute any such shares of Common Stock in violation of the Securities Act or the applicable securities laws of any state, and (iii) acknowledges that, unless notified to the contrary by the Company, such shares of Common Stock will not have been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

     12. ENTIRE AGREEMENT; AMENDMENT. This Agreement together with the Plan constitutes the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, except that any waiver of any term or condition of this Agreement must be in writing.

     The Committee shall have the authority to amend this Agreement to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, an Option granted hereunder may not be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

     13. GOVERNING LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

     14. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.



                                   Exhibit A-6

     15. NOTICES. All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

            TO THE EMPLOYEE:

                  As set forth in Schedule I

            TO THE COMPANY:


                  MAILING ADDRESS:

                  Tristar Corporation
                  12500 San Pedro, Suite 500
                  San Antonio, Texas   78216
                  Attention:  Compensation Committee

      16. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      17. CONSTRUCTION. Titles are provided herein for convenience only and are not to serve as a basis for interpretation on construction of the Agreement. The singular form shall include the plural, when the context so indicates. In the event of an inconsistence between the terms of this Agreement and the terms of
Schedule I hereto, the terms of Schedule I shall prevail. In the event of an inconsistency between the terms of this Agreement (including Schedule I) and the terms of the Plan, the terms of the Plan shall prevail.


                        [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her signature, all as of the Grant Date.


                               TRISTAR CORPORATION



                                     By:
                                     Name:
                                     Title:



                               EMPLOYEE




                                Thomas E. McCann

                                  SCHEDULE I



Employee Name                                   Thomas E.  McCann


Employee Address                                43 Bradley Road
                                                Weston, Connecticut 06883

Grant Date                                      November __, 1999


Shares of Common Stock underlying Option        150,000


Option Term                                     10 years


Options Considered to be ISO's within
the meaning of Section 422(b) of the
Code                                            Yes   XX         No


Exercise Price Per Share                        $_________
(Closing price on Grant Date
as reported by the Nasdaq SmallCap
Market)


Vesting Schedule:

      The Option shall be exercisable according to the following schedule:

      November __, 1999                         35,000
      November __, 2000                         23,000
      November __, 2001                         23,000
      November __, 2002                         23,000
      November __, 2003                         23,000
      November __, 2004                         23,000


                                 Schedule I-1